UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 Decarie, Suite 200 Montreal, Quebec, Canada	H4P 2N2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

194 Hermosa Cirle
Durango, Colorado 81301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

Effective May 20, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Pierre Turgeon (“Turgeon”), a shareholder of Transit Publishing Inc., a privately held corporation (“TPI”). In accordance with the terms and provisions of the Share Exchange Agreement, the Corporation acquired fifty percent (50%) of the total issued and outstanding shares of common stock of TPI held of record by Turgeon in exchange for issuance of an aggregate 90,000,000 shares of its restricted common stock to Turgeon. Thus, the transaction will result in the business and operational activities of TPI primarily being conducted by and through the Corporation.  See “Current Business Operations” below.

Development of the Company

The Company was organized under the laws of the State of Colorado on October 15, 2007. The Company was the wholly-owned subsidiary of Kurrant Food Enterprises Inc. (“KRTF”). On approximately November 30, 2007, the board of directors of KRTF approved the spin-off of the Company to the shareholders of record of KRTF as of January 10, 2008. The shares of the Company were distributed to the shareholders of KRTFFF on approximately Febraury 12, 2008.

Effective February 10, 2010, certain selling shareholders (collectively, the “Sellers”) and Tony Khoury  (the “Purchaser”) entered into those certain common stock purchase agreements (collectively, the “Purchase Agreements”) for the purchase of an aggregate 1,040,000 shares of common stock of the Corporation. In accordance with the terms and provisions of the Purchase Agreement, the Sellers sold an aggregate of 1,040,000 shares of common stock (the “Common Stock”) of the Corporation. In further accordance with the terms and provisions of the Purchase Agreement, the funds were escrowed and released accordingly upon closing of the Purchase Agreements. The Sellers subsequently entered into the Purchase Agreements. The  Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

Current Business Operations

Based on the change of control pursuant to the Share Exchange Agreement, the business operations of the Company, through TPI, will be as an international publishing company with offices based in Montreal, New York and Paris. As of the date of this Current Report, TPI works in partnership with major distributors to deliver a specialized service in workldwide markets. TPI has a vision of crossing the barriers of language and culture to deliver new voices of literary excellence to the world’s readers through its distribution channels. It currently publishes its works in English, French and Spanish, with further rights sold in approximately twenty languages around the world in markets ranging from China to Brazil. TPI’s books are currently distributed in: (i) the United States through its partner National Book Network; (ii) the United Kingdom, Australia aned New Zealand through its partner National Book Network International; (iii) Canada through its partner Georgetown Publications; (iv) Quebec (French Canada) through its partner Agence du Livre; and (v) Spain and Hispanic America through its partner Times Editions.

TPI has achieved considerable success in the United States, the United Kingdom, France and Canada, especially with its second titled book “Unmasked: The Final years of Michael Jackson”, which has been a #1 New York Times bestseller with rights sold to over eighty countries worldwide. TPI’s current catalogue contains fiction and non-fiction titles in the areas of pop culture, biography, health and wellness, juvenile, historical, thriller and true crime. Its expertise in producing intriguing investigative biographies has generated a multitude of review and interest across the world, including acclaim for the international hits “Unmasked: The Final Years of Michael Jackson” and “Brangelina: The Untold Story of Brad Pitt and Angelina Jolie”. TPI also publishes literary works, such as “The First Person” by Canadian author Pierre Turgeon, a two-time winner of the Governor General’s Literary Award in Canada. Management of the Company believes that TPI excels in its mission to publish high-quality books with global appeal. TPI has also recently introduced its first eBooks with Amazon Kindle and iTunes/iPhone on Apple Store.

iPhone

From its inception, TPI has prioritized digitcal development as a target and announced plans to sell all books on Apple iBookstore with the anticipated iPad to follow. Approxiamtely February 22, 2010, TPI introduced its latest book “Brangelina: The Untold Story of Brad Pitt and Angelina Jolie” in digital format. Management of the Company believes that TPI is the first publisher in Quebec, Canada to offer its catalogue on iPhone and iPod Touch. Users can download the first chapter for free onto iPhone in English or French from the Apple Store with an option to purchase integrated. TPI is in partnership with developer Pe-Soft and has developed a digital playback application on iPhone offering many options from bookmarks, direct access to chapters, automatic scrolling, choice of paper textures or font size. Management of the Company believes that 3,000,000 people use iPhone specifically for reading thus making digital books the most popular to date. As of the date of this Current Report, most of TPI’s in print books are also available on multiple digital platforms, scuh as Kindle, Soft Covers and through Barnes & Noble, the founders of eBooks.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 91,404,254 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Tony Khoury 8600 Decarie, Suite 200 Montreal, Quebec Canada H4P 2N2	1,040,000	1.16%
Pierre Turgeon 5310, 15e Avenue Apartment 303 Montreal, Quebec Canada H1X 3G2	90,000,000	98.46%
Francois Turgeon 27 rue Bagg Montreal, Quebec Canada H2W 1J9	-0-	0%
Peter George 555 Montrose Unit 21 Beaconsfield, Quebec Canada H9W 6B4	-0-	0%
All executive officers and directors as a group (4 person)	91,040,000	99.60%
Beneficial Shareholders Greater than 10%
None

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 91,404,shares issued and outstanding.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01Changes in Control of Registrant

The Company refers to Item 1.01 above, “Entry into a Material Agreement” concerning the change in control.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Share Exchange Agreement: (i) Pierre Turgeon consented to act as a member of the Board of Directors of the Company effective May 20, 2010; (ii) Francois Turgeon consented to act as a member of the Board of Directors of the Company effective May 20, 2010; and (iii) Peter George consented to act as a member of the Board of Directors of the Company effective May 20, 2010. Thus as of the date of this Current Report, the Board of Directors consistes of Tony Khoury, Pierre Turgeon, Francois Turgeon and Peter George.

The biographies of each of the new directors and officers are set forth below as follows:

Pierre Turgeon.  Mr. Turgeon is the president of TPI. During the past thirty years, Mr. Turgeon has authored several books, articles and scripts. From approximately 1968 through 1975, Mr. Turgeon was a journalist and literary critic at the Canadian Broadcasing Company. In 1972, he was awarded the first prize in the Dramatic Works of Radio – Canada for The Interview, which was written in collaboration with Jacques Godbout. In 1975, Mr. Turgeon wrote a scenario on the events of October 1970, The October Crisis, directed by Marc Blandford and produced by Canadian Broadcasting Company. During 1979 through 1986, he was the general manager and publisher of Sogides, the largest French publishing group in North America. In 1981, Mr. Turgeon received the Governor General’s Award for his fifth novel “The First Person” and in 1992 was awarded for the second time the Governor General’s Award for his essay “Radissonia”. During 1993, Mr. Turgeon wrote the script of a film by Frederic Back, The Mighty River, which received the Grand Prix International Film Festival for Children in Annency. And, in 2000, Mr. Turgeon published “Canada: A People’s History”, volumes 1 and 2 from its origins to today, Editions Fides, Montreal, and McClelland and Stewart in Toronto (with Don Gillmor). This book received the price of the best reference book on the history of Canada by the Canadian Minstry of Culture. Mr. Turgeon earned a Bachelor of Arts at College Sainte-Marie, in Quebec.

Francois Turgeon.  Mr. Francois Turgeon is the general director of TPI. During the past twenty years, Mr. F. Turgeon has been an artist, composer and musician and involved in multimedia. Mr. F. Turgeon was an art director at Transit Medias, where he obtained extensive experience in cultural administration and the creative sector. He has dintinguished himself in the areas of multimedia production and project management. Mr. F. Turgeon has produced over one hundred interactive works and co-directed several products in book design, website design and music production. Mr. F. Turgeon’s accomplishments have led him to work and travel in Europe, the United States, Peru and Mexico. He has the ability to successfully develop projects in terms of financing and management as well as to manage and motivate teams of multimedia production, including authors, musicians, programmers and designers. As president of Tonality Inc, during 2004 through 2008, Mr. F. Turgeon seized the commercial potential that the dissemination and publication of cultural works on the Internet represents by obtaining the following grants and awards: (i) grant from Heritage Canada for the project iTheque, a platform for the promotion and downloading of videos for Videographe, a center of the media arts in Quebec; (ii) finalist for the Angnes Financiers of Montreal in 2007; (iii) Young Promoter’s Grant awarded by the CEDC Plateau Montreal in Febuary 2006 for the quality and originality of the business plan for Tonality Inc.; (iv) CYBF Grant awarded through a competition for young Canadian entrepreneurs; (v) Hydro-Quebec/OFQJ Grant in 2006 and 2007 awarded by the Office of Franco-Quebecers to spend two weeks in Paris for professional development; (vi) Noise Makers 2006, an album released in the fall of 2006 to excellent reviews; and (vii) winner of the Spectra Grant in July 2005 awarded by the Foundation du Maire of Montreal to develop Tonality Inc. Mr. F. Turgeon earned a degree in 1995 from Stanislas College in Philosophy, Mathematics and French Classical Studies. During 1995 through 1998, he attended the School of Music Vincent d’Indy, CEGEP level, where he studies the foundations of classical music and electric bass. In 2006 through 2007, Mr. F. Turgeon studied production and commercialization at SAJE Montreal Metro.

Peter George. Mr. George has been involved in the multimedia communications, marketing and management and lead generation industry. He is a professional with a list of production credits in the field of administration, artistic and creative endeavors. Mr. George’s career started in the field of dance as a choreographers, stage director, artistic director and co-founder of Les Ballets Jazz de Montreal. He further diversified to variety entertainment, film, television, publicity and corporate event productions as a producer and director. Mr. George is currently the executive vice president of Thirty9 Communications Group, a leading new media multiplatform marketing group. From approximately 2003 to 2007, Mr. George was the president of Group George, which was a company that assisted other companies to improve performance, increase sales and build brands by conducting live events, branded environments and interactive experiences. From approximately 1995 to 2003, Mr. George was the co-president and artistic director of Force Multimedia Montreal, which is a firm specializing in the production of large scale public events, communications tolds in multimedia, video, special events, press conferences, multimedia presentations, promotional events and corporate video. Mr. George was the producer of the cultural program for The Artic Winter Games and earned credits in the closing ceremonies of the Montreal Forum and the opening of the Molson Center and the World Youth Days. Mr. George has also produced event for numerous corporate high profile clients, including Planet Hollywood, Molson, Merck Frosst Canada, Quebecor Wolrd, Loblaws, BioChem Pharma and Ivanhoe Cambridge. Mr. George earned a B.A. degree in Education and Sport Administration.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Share Exchaneg Agreement between Pierre Turgeon, a shareholder of Transit Publishing Inc., and Kurrant Mobile Catering Inc. dated May 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.
DATE: May 31, 2010	/s/ Tony Khoury _________________________________ Name: Tony Khoury Title: President/Chief Executive Officer